                                                                    Exhibit 21.1

                                  Subsidiaries


                      Name                          Jurisdiction of Organization
                      ----                          ----------------------------
         AAA Factory Model Center, Inc.                       Tennessee
         Palm Harbor Finance Corporation                      Texas
         Palm Harbor G.P., Inc.                               Nevada
         Standard Casualty Corp.                              Texas
         Better Homes Systems, Inc.                           Washington
         Palm Harbor Investments, Inc.                        Nevada
         Palm Harbor Holding, Inc.                            Nevada
         Standard Insurance Agency, Inc.                      Texas
         CountryPlace Mortgage, Ltd.                          Texas
         Palm Harbor Homes I, L.P.                            Texas
         First Home Mortgage Corporation                      Georgia